Exhibit 4.2

SEVENTEENTH SUPPLEMENTAL INDENTURE

between

SARATOGA INVESTMENT CORP.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Dated as of April 10, 2026

THIS SEVENTEENTH SUPPLEMENTAL INDENTURE (this “Seventeenth Supplemental Indenture”), dated as of April 10, 2026, is between Saratoga Investment Corp., a Maryland corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of May 10, 2013 (the “Base Indenture” and, as supplemented by this Seventeenth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to issue and sell $25,000,000 aggregate principal amount (or up to $50,000,000 aggregate principal amount of the Notes upon the mutual agreement of the Company and the holder of the Notes to purchase additional Notes (in any such case, the “Additional Notes”)) of the Company’s 7.25% Notes due 2029 (the “Notes”).

The Company previously entered into the First Supplemental Indenture, dated as of May 10, 2013 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of December 21, 2016 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of August 28, 2018 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of June 24, 2020 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of July 9, 2020 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of December 29, 2020 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of January 28, 2021 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of March 10, 2021 (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of January 19, 2022 (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture, dated as of April 27, 2022 (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture, dated as of September 8, 2022 (the “Eleventh Supplemental Indenture”), the Twelfth Supplemental Indenture, dated as of October 27, 2022 (the “Twelfth Supplemental Indenture”), the Thirteenth Supplemental Indenture, dated as of December 13, 2022 (the “Thirteenth Supplemental Indenture”), the Fourteenth Supplemental Indenture, dated as of March 31, 2023 (the “Fourteenth Supplemental Indenture”), the Fifteenth Supplemental Indenture, dated as of April 14, 2023 (the “Fifteenth Supplemental Indenture”), and the Sixteenth Supplemental Indenture, dated as of February 6, 2026 (the “Sixteenth Supplemental Indenture”), each of which amended and supplemented the Base Indenture. None of the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, or the Sixteenth Supplemental Indenture is applicable to the Notes.

Sections 901(4) and 901(6) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture in form reasonably satisfactory to the Trustee to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Seventeenth Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Seventeenth Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
TERMS OF THE NOTES

Section 1.01 Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Senior Securities having the title “7.25% Notes due 2029.” The Notes shall bear a CUSIP number of 80349A AR0 and an ISIN number of US80349AAR05.

(b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $25,000,000 (or up to $50,000,000 aggregate principal amount of the Notes upon the mutual agreement of the Company and the holder of the Notes to purchase the Additional Notes). Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, with the consent of the Holders of Notes, issue Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes; provided that such Additional Notes must either (i) be issued in a “qualified reopening” for U.S. federal income tax purposes, with no more than a de minimis amount of original issue discount, or otherwise (ii) be part of the same issue as the Notes for U.S. federal income tax purposes. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c) The entire outstanding principal of the Notes shall be payable on April 10, 2029, unless extended to October 10, 2029 at the sole discretion of the Company.

(d) The rate at which the Notes shall bear interest shall be 7.25% per annum. The date from which interest shall accrue on the Notes shall be April 10, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be February 28, May 31, August 31, and November 30 of each year, commencing May 31, 2026 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including April 10, 2026, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15, and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes will be made at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Saratoga Investment Corp. (7.25% Notes Due 2029) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(e) The Notes shall be initially issuable in definitive form (each such Note, a “Definitive Note”). Pursuant to the terms of this Seventeenth Supplemental Indenture, the Notes may be subsequently exchanged for Notes in global form (each such Note, a “Global Note”). The Definitive Note, any Global Note and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Seventeenth Supplemental Indenture. Each Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges. Any endorsement of a Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(f) Every Note authenticated and delivered hereunder shall bear a legend in substantially the following form (the “Restricted Securities Legend”) unless and until such Restricted Securities Legend is no longer required in accordance with Section 1.01(h) of this Seventeenth Supplemental Indenture:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (A) IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND/OR APPLICABLE STATE SECURITIES LAW.

(g) With respect to any proposed registration of transfer of any Note prior to (x) the date which is six months (or such other date when resales of securities by non-Affiliates are first permitted under Rule 144(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) after the later of the date of the original issue date of the applicable Notes or the date of any subsequent reopening of such Notes or (y) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”), the Holder of such Note and each subsequent Holder thereof shall offer, sell, or otherwise transfer such Note only (i) pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) pursuant to an available exemption from the registration requirements of the Securities Act; in each of the foregoing cases subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

(h) On any date following the Resale Restriction Termination Date, the Holders of 100% in principal amount of the outstanding Notes may request the Company (i) issue a Global Note not bearing a Restricted Securities Legend (an “Unrestricted Global Note”) in exchange for all outstanding Definitive Notes, (ii) to register the Unrestricted Global Note with the Depositary (as defined below) and (iii) to obtain an unrestricted CUSIP for the Unrestricted Global Notes. Within 90 days from receipt of such request or if the Company otherwise elects, upon the Company’s satisfaction that the Restricted Securities Legend shall no longer be required to maintain compliance with the Securities Act, the Company shall use commercially reasonable efforts, but not be obligated, to (w) cause the Restricted Securities Legend to be removed by delivering to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Notes to be exchanged into such Unrestricted Global Notes, (x) register, or cause to be registered, the Unrestricted Global Notes with the Depositary, (y) obtain, or cause to be obtained, an unrestricted CUSIP for the Unrestricted Global Notes and (z) instruct the Trustee and Depositary in writing to credit accounts of the Holders tendering such outstanding Notes with a beneficial interest in the Unrestricted Global Notes in an amount equal to the outstanding Notes tendered by such Holder (the “Elective Exchange”). The Notes from which beneficial interests are transferred pursuant to the Elective Exchange shall be cancelled following the Elective Exchange.

Upon the transfer or replacement of an Unrestricted Global Note (or beneficial interest therein), the Trustee shall deliver an Unrestricted Global Note (or beneficial interest therein) and upon the transfer or replacement of a Definitive Note not bearing a Restricted Securities Legend (an “Unrestricted Definitive Note”), the Trustee shall deliver an Unrestricted Definitive Note. Upon the transfer, exchange or replacement of a Global Note (or beneficial interest therein) bearing a Restricted Securities Legend (a “Restricted Global Note”), the Trustee shall deliver only a Restricted Global Note (or beneficial interest therein) and upon the transfer, exchange or replacement of a Definitive Note bearing a Restricted Securities Legend (a “Restricted Definitive Note”), the Trustee shall deliver only Restricted Definitive Notes unless, in each case, (i) a Note is being transferred pursuant to an effective registration statement, (ii) Notes are being exchanged for Notes that do not bear the Restricted Securities Legend in accordance with the following paragraph, or (iii) there is delivered to the Trustee an Opinion of Counsel satisfactory to it stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, upon which opinion the Trustee may conclusively rely. The Company shall have no obligation to issue any Restricted Global Note. Any Notes sold in a registered offering shall not be required to bear the Restricted Securities Legend.

Any Definitive Note delivered in exchange for an interest in a Global Note shall bear the applicable legend regarding transfer restrictions applicable thereto set forth in this Section 1.01 of this Seventeenth Supplemental Indenture unless (i) the Global Note is an Unrestricted Global Note, or (ii) there is delivered to the Trustee an Opinion of Counsel satisfactory to it stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, upon which opinion the Trustee may conclusively rely.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Seventeenth Supplemental Indenture and any Notes, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 1.01 of this Seventeenth Supplemental Indenture to effect a registration of transfer or exchange may be submitted by facsimile or electronic means.

(i) It shall be an Event of Default in respect of the Notes if the Company should at any time while the Notes are outstanding withdraw its election to be regulated as a business development company under the Investment Company Act.

(j) The depositary for such Notes (the “Depositary”) shall be U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). The Security Registrar with respect to the Notes shall be the Trustee. The depositary for any Global Notes issued hereunder shall be the Depositary Custodian.

(k) The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture. Covenant defeasance contained in Section 1403 of the Base Indenture shall apply to the covenants contained in Sections 1006, 1008 and 1009 of the Indenture.

(l) The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(m) The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(n) Holders of the Notes will have the option to have the Notes repaid prior to the Stated Maturity if:

(i) the Company is no longer directly managed by Saratoga Investment Advisors, LLC or any of its affiliates, or if two or more of Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, Charles G. Phillips or Henri J. Steenkamp cease to work or be employed on a full-time basis with respect to the business of Saratoga Investment Advisors, LLC at least the duties and responsibilities delegated to him as of the date of this Seventeenth Supplemental Indenture and has not been promptly replaced by another person reasonably acceptable by the Holders of the Notes; or

(ii) the Company violates Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act as in effect as of the date of this Seventeenth Supplemental Indenture, but giving effect to any exemptive relief granted to the Company by the Commission.

(o) The Notes are hereby designated as “Senior Securities” under the Indenture.

(p) The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i) The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after April 10, 2027, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

(ii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

(iii) Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

(iv) If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed, in accordance with Section 1103 of the Base Indenture and the Investment Company Act.

(v) Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

ARTICLE II

COVENANTS

Section 2.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 1009, 1010, 1011 and 1012 thereto, each as set forth below:

“Section 1009. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which the Notes are Outstanding, the Company will not violate (whether or not it is subject to) Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act as may be applicable to the Company from time to time or any successor provisions thereto, whether or not the Company continues to be subject to such provisions of the Investment Company Act, but giving effect to any exemptive relief granted to the Company by the Commission.”

“Section 1010. Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not declare any dividend (except a dividend payable in the Company’s stock), or declare any other distribution, upon a class of the Company’s capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the Investment Company Act as may be applicable to the Company from time to time or any successor provisions thereto, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to the Company by the Commission, and (ii) any no-action relief granted by the Commission to another business development company (or to the Company if it determines to seek such similar no-action or other relief) permitting the business development company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the Investment Company Act as may be applicable to the Company from time to time, as such obligation may be amended or superseded, in order to maintain such business development company’s status as a regulated investment company under Subchapter M of the Code.”

“Section 1011. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of the Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of the each fiscal year of the Company (which fiscal year ends on February 28 (or February 29 during a leap year)), audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP.”

“Section 1012. Notice of Breach to Purchasers.

The Company will, so long as the Notes are Outstanding, deliver to the Purchaser, within 10 consecutive Business Days of any officer of the Company becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in the Indenture, an Officers’ Certificate specifying such Default, Event of Default or default in the performance of any covenant, agreement or condition and what action the Company is taking or proposes to take with respect thereto and the status thereof.”

ARTICLE III

MEETINGS OF HOLDERS OF SECURITIES

Section 3.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1505 of the Base Indenture shall be amended by replacing clause (c) thereof with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE IV
MISCELLANEOUS

Section 4.01 This Seventeenth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. This Seventeenth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 4.02 In case any provision in this Seventeenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.03 For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Seventeenth Supplemental Indenture must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the authorized representative)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 4.04 This Seventeenth Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Seventeenth Supplemental Indenture. The exchange of copies of this Seventeenth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Seventeenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, ..pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 4.05 The Base Indenture, as supplemented and amended by this Seventeenth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Seventeenth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Seventeenth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Seventeenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Seventeenth Supplemental Indenture.

Section 4.06 The provisions of this Seventeenth Supplemental Indenture shall become effective as of the date hereof.

Section 4.07 Notwithstanding anything else to the contrary herein, the terms and provisions of this Seventeenth Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Seventeenth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 4.08 The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventeenth Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Seventeenth Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Seventeenth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Supplemental Indenture to be duly executed as of the date first above written.

SARATOGA INVESTMENT CORP.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee

By:	/s/ Adina M. Casper
Name:	Adina M. Casper
Title:	Vice President

[Signature page to Seventeenth Supplemental Indenture]

Exhibit A – Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (A) IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND/OR APPLICABLE STATE SECURITIES LAW.

Saratoga Investment Corp.

(a/k/a SIC 7.25% Notes 2029)

No.	$
CUSIP No. 80349A AR0
ISIN No. US80349AAR05

7.25% Notes due 2029

Saratoga Investment Corp., a corporation duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to      , or registered assigns, the principal sum of    Dollars (U.S. $    ) on April 10, 2029 and to pay interest thereon from April 10, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 28, May 31, August 31, and November 30 in each year, commencing May 31, 2026, at the rate of 7.25% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15, and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Saratoga Investment Corp. (7.25% Notes Due 2029) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

SARATOGA INVESTMENT CORP.

By:
Name:
Title:

Attest

By:
Name:
Title:

[Saratoga – April 2026 Private Bond – Seventeenth Supplemental Indenture]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee

By:
Authorized Signatory

[Saratoga – April 2026 Private Bond – Seventeenth Supplemental Indenture]

Saratoga Investment Corp.
7.25% Notes due 2029

This Security is one of a duly authorized issue of Senior Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 10, 2013 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Seventeenth Supplemental Indenture relating to the Securities, dated as of April 10, 2026, by and between the Company and the Trustee (herein called the “Seventeenth Supplemental Indenture”; the Seventeenth Supplemental Indenture and the Base Indenture, collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the Seventeenth Supplemental Indenture, the Seventeenth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $25,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, with the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities for U.S. federal income tax purposes), then such Additional Securities will have different CUSIP and ISIN numbers from the Securities (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges.

This Security is subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after April 10, 2027, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the Trustee will determine the method for selecting the particular Securities to be redeemed, in accordance with Section 1.01 of the Seventeenth Supplemental Indenture and Section 1103 of the Base Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities called for redemption.

Holders of Securities will have the option to have the Securities repaid prior to April 10, 2029 (the “Stated Maturity”) if: (i) the Company is no longer directly managed by Saratoga Investment Advisors, LLC or any of its affiliates, or if two or more of Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, Charles G. Phillips or Henri J. Steenkamp cease to work or be employed on a full-time basis with respect to the business of Saratoga Investment Advisors, LLC at least the duties and responsibilities delegated to him as of the date of the Seventeenth Supplemental Indenture and has not been promptly replaced by another person reasonably acceptable by the Holders of the Securities; or (ii) the Company violates Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act as in effect as of the date of the Seventeenth Supplemental Indenture, but giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission. The Company, in its sole discretion, may extend the Stated Maturity date to October 10, 2029.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar or any agent thereof shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.